Form C

Cover Page

Name of issuer:

Exodo Spirits International Corp.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 4/4/2016

Physical address of issuer:

1505 22nd Street North West
Washington DC 20037

Website of issuer:

http://www.exodotequila.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the **offering** amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☑ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

150,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $150,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$150,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

1/16/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$556,046.00	$567,961.00
Cash & Cash Equivalents:	$5,484.00	$12,041.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$41,287.00	$24,000.00
Long-term Debt:	$510,750.00	$563,704.00
Revenues/Sales:	$213,576.00	$197,756.00
Cost of Goods Sold:	$54,171.00	$46,300.00
Taxes Paid:	($3,397.00)	$1,110.00
Net Income:	$19,251.00	($6,293.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Exodo Spirits International Corp.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Juan Carlos Hector	President & CEO	Exodo Spirits International Corp.	2011

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Juan Carlos Hector	President & CEO	2011

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Juan Carlos Hector	Common Stock	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> The risk of investment is always present, due to market demand, for other products and competition resulting in supply and demand.

1- Risk of Leadership Failure - Exodo Spirits businesses model has the potential of failing due to poor leadership. Our leadership must be able to make the right decisions most of the time. Not limited to financial management, to employee management, leadership failures will trickle down to every aspect of our business.

2- Risk of Lack of Planning - Exodo Spirits has the potential to fail if we lack of short-term and long-term planning. Our plan should include where our business will be in the next few months to the next few years. Meaning, we need to be aware of our suppliers' capabilities and products challenges within the market. Not meeting the demand of the market, sales goals within dates and deadlines. Failure to plan will damage the performance of Exodo Spirits.

3- Risk of No Differentiation - As young company Exodo Spirits is aware of the concept of: It is not enough to have a great product. We also have to develop a unique value proposition, without getting lost among the competition. What sets our business apart from the competition? What makes our business unique? It is important that we understand what our competitors do better than you. If fail to differentiate, we will fail to build a successful brand.

4- Risk of Ignoring Customer Demands - Every business will say that the customer is #1, but only a small percentage acts that way. Our Businesses model will fail if Exodo Spirits fails to keep in-touch with their customers/consumers. Or if we fail to keep an eye on the trending and emerging values of our customers/consumers. As a company we have to find if the consumers still love our products, by not engaging with our brands consumers and distributors we take the risk of low sales, and lost of market share. We conduct market research across the board with all Exodo Spirits products, by questioning if the consumers/distributors without abandoning our winner products? What are they saying? Are we listening?

5- Risk of Inability to Learn from Our Own Failures - Exodo management we all know failure is usually bad, yet it is rare that businesses learn from failure.Realistically, businesses that fail, fail for multiple reasons. Often entrepreneurs like myself are oblivious about our mistakes. Learning from failures is difficult but a necessary to learn how to avoid in the future.

6- Risk of Poor Management - Examples of poor management: production line, development of liquid/spirits, bad financial planning and implementations to release products to new markets. Not able to meet our financial obligations, not able to keep a consistence inventory reports, and inability to listen, micro managing - AKA lack of trust, working without standard or systems, poor communication, andlack of feedback.

7- Risk of Exodo Spirits International Corp having a Lack of capital to operate/conduct daily business - It can lead to the inability to attract investors. Lack of capital is an alarming sign. It will shown the business might not be able to pay its bills, loan, and other financial commitments. Lack of capital makes itdifficult to grow the business and it may jeopardize day-to-day operations.

8- Risk of Premature Scaling - Exodo Spirits is clearly aware that scaling is a good thing if it is done at the right time. If we scale up our business prematurely, we will destroy it. Examples: hiring too many people too fast, or spend too much on marketing.

9- Risk of Lack of Profit - As a CEO for Exodo Spirits Co., I understand clearly Revenue is not the same as profit. As an entrepreneur, I must keep our eyes on profitability at all times. Profit allows for growth. According to Small Business Trends, only 40% of small businesses are profitable, 30% break even, and 30% are losing money.

10- Risk of Inadequate Inventory Management - Too little inventory will hurt our sales. Too much inventory will hurt our profitability.

11- Risk of Poor Financial Management - Exodo Spirits can suffer a severe financial adversity by not keeping track of all financial records and always make decisions based on the information we get from real data. Knowing where we stand financially all the time is a vital to our company success. Hiring a financial professional to explain and train our staff to understand the basics.

12- Risk of Lack of Focus - Without focus Exodo will lose it the competitive edge. It is impossible to have a broad strategy on a startup budget. What makes us succeed is the ability to quickly pivot, and the lack of focus leads to the inability to make thenecessary adjustments.

13- Risk of Poor Use of Business Funds - It is possible that Xodo spends capital in ways that don't maximize benefit to the future success of the business.

14- Risk of Partnership for Exodo Spirits International Corp - It's no secret that it is easier to succeed in business with the right partners. The wrong business partner will, at the very least hurt, or, at worst, destroys the company.

Juan Carlos Hector has been working on Exodo Spirits International since 2011, but officially incorporated the business in 2012.

Juan Carlos Hector has sole authority to amend the bylaws.

Juan Carlos Hector has personally financed the entire business.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$150,000**

Use of Proceeds: MARKETING PLAN GOAL.
Management/Marketing Consulting
Communication/Services
Marketing/Technology

APPROACH:
Life style Integration Brand Ambassadors, Partner with individuals who convey creativity, individualism, and good taste Choose up & coming artists, creative's,
designers with strong social followings and buzz.

• Celebrities & local figures
• Ambassadors

host, perform, promote events, participate in creative direction of brand

• Results add personality/ face to the brand, gives consumers personal connection, piggy back off ambassadors followings, create content, expands Exodo past being only a tequila brand.

MARKETING PLAN GOAL.

APPROACH:
LIFE STYLE INTEGRATION.
Inform consumers of a free concerts, advise them to follow Exodo' social media for details.
Details of show (time, place, performer) are kept secret until 4 hours before show-time To RSVP, people have to answer a simple question (i.e. "What excites you?") and
the best, immediate responses gain entry. Invite bloggers, celebrities, and influencers to generate PR. Concerts held in intimate venue. Exodo is promoted on-premise, with sampling opportunities Brand ambassador performs exclusive, which can download on Exodo website pictures, video content posted on social/digital outlets Results: create memorable experience for consumers, associates the brand with artists, builds social media following, and generates PR/ buzz due to mysteriousness exclusivity of the shows."Exodo Secret Shows".

MARKETING PLAN- GOAL.
APPROACH:
LIFE STYLE INTEGRATION
Digital Presence Blog Relationships Utilize influential lifestyle blogs to promote Exodo by inviting to events Digital Music Play lists Partner with Spotify/Pandora to
curate music play lists featuring brand ambassadors and other favorite artist Original Content Produce videos, music, artwork with ambassadors and consumers to share on content outlets YouTube and Tumbler Social Media Engagement Use Facebook, Twitter, Instagram to "converse" with consumers and engage consumers after
using product/ going to events.

If we raise: **$300,000**

Use of Proceeds: ALL OF THE ABOVE PLUS BELOW TARGETS

Phase (1) The investment will be use for the company to finalize the expansion of sales on the East Cost i.e: marketing, distribution cost, brand awareness, sales programs, and cost of operation & development.

Phase (2) The extra Investment funds for the second round will be used to finance the marketing, sales, logistics, infrastructure of Exodo Tequila on Amazon, in select countries of high demand for tequila utilizing social media marketing. Seek out local distribution partners for Bars, Restaurants, Clubs and liquor stores overseas.

Phase (3) Funds will be used to expand production capabilities, marketing research & analysis of sales on the West Coast and East Coast. In Addition, maintain brand awareness in the United States, continue the market/trade penetration east cost. As well, maintain overseas marketing, brand awareness while the brand is growing at the pace of 25% to 39% annually overall all. The sales of Exodo Tequila has shown steady growth for the last two years at 69% since the release of the brand on January 03/ 2014.

If we raise: **$500,000**

Use of Proceeds: ALL OF THE ABOVE PLUS BELOW TARGETS

MARKETING PLAN GOAL. WEST COAST BRAND INTRODUCTION AND TRADE DEVELOPMENT.

LIFE STYLE INTEGRATION.
Ongoing GTM Strategy & Execution

• Full Campaign Program Management & Execution

- Campaign Theme & Creative Strategy
- Hyper Geo/Demo Targeted Social Advertising
- Realtime Campaign Optimization
- Social Media Editorial Calendar
- Social Media Activation & Engagement across multiple platforms
- Three (3) Sponsorship and/or Experiential Tasting Events
- Analytics & Measurement Dashboard

Design & Production Budget for Digital Campaign Assets:

Family of (3) Ads for:

- Online Display
- Mobile Display
- Social Media

BUILD UP FULL DISTRIBUTION CAPABILITY TO KEY STATES IN THE WEST COST:
California, Colorado Nevada, Arizona, Oregon, New Mexico and Hawaii.

WEST COAST LAUNCH MARKETING SPENDING SPLIT COST BY SEGMENT.10% 25% 39% 24% 2% 1% Radio (120K) Trade (75K)Experiential Clubbing Support (40K) Digital (51K) PR (61K) Out of HomeMarketing Related Expenses (155K)

MUST HAVES.
Experiential DigitalClubs-Bars Awareness'
Trade Representation
Radio Adds
Out of Home Public Relation

If we raise: **$1,070,000**

Use of Proceeds: ALL OF THE ABOVE PLUS BELOW TARGETS

COST OF CONTINUE GROWTH OF THE EAST COAST

Market planning: market analysis, value proposition creation, partnership identification, marketing mix development, launch strategies, messaging.

Eventual launch of Reposado and Anejo Tequila Initially focus on on-premise, then move to retail stores. Florida, Georgia, South Carolina, North Carolina, Virginia, Washington DC, Maryland, Delaware, New Jersey and New York.

CONTINUE SUPPORT:
Guam & Islands: Majuro,
Ebeye, Kosrae, Pohnpei, Chuuk, Yap and Rota.

LAUNCH MARKETING EAST COAST
SPENDING SPLIT COST BY SEGMENT.
10% 25% 39% 24% 2% 1% Radio (120K) Trade (75K)
Experiential Clubbing Support (40K) Digital (51K) PR (61K) Out of Home
Marketing Related Expenses (104K)
Total Budget = $451k

BUILD UP FULL INTERNATIONAL DISTRIBUTION CAPABILITY TO COUNTRIES EURPOE, ASIA AND LATIN AMERICA.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via

email, and is also available to download on the "My Investments" screen.

3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The Intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Common Stock.
See exact security attached as Appendix B, Investor Contracts.

SUMMARY OF OFFERING
Exodo Spirits International Corp., a Delaware corporation (the "Company"), is offering up to 1,000,000 shares (the "Shares") of Common Stock, par value $0.001, price per share $1.00, of the Company (the "Common Stock"), in an offering (the "Offering") as described in Form C ("Form C"). The following brief summary of selected terms is qualified in its entirety by reference to the applicable portions of Form C and each of the following definitive transaction documents: the Certificate of Incorporation of the Company (the "Certificate of Incorporation"), the Subscription Agreement for the Offering and the documents related thereto (all of the foregoing, collectively, the "Investment Documents"). Capitalized term used but not otherwise defined in this Memorandum shall have the meanings set forth in the Certificate of Incorporation.
Issuer:

EXODO SPIRITS INTERNATIONAL CORP., a Delaware corporation.

Type of Security:

Common Stock, par value $0.0001 per share, price $1.00 per share

Minimum Capital Contribution:

The minimum subscription amount is $300 (300 shares), although the Company may, in its sole discretion, accept investments of lesser amounts.

Suitability Standards:

The Offering is subject to the suitability stands of Regulation CF under the Securities Act of 1933, as amended (the "Securities Act").

Offering Size:

The Company is seeking to issue between $150,000 (150,000 shares) and $1,000,000 (1,000,000 shares) of Common Stock, which amount may be increased or decreased in the sole discretion of the board of directors of the Company (the "Board of Directors"). The Board of Directors has the authority to conduct a Closing at such time as investments for $150,000 of Common Stock is received.

Closing Date:

The initial closing may occur once investments for the Common Stock of at least $150,000 have been received (the "Initial Closing"). Closings for subsequent investments (each, a "Closing") may be conducted at the discretion of the Board of Directors, but not later than December 31, 2017, provided that the Board of Directors has the right to extend such date in its sole discretion.

Use of Proceeds:

The Company intends to use the proceeds from the Offering for general working capital purposes, including operating expenses and sales and marketing activities.

Payment of Purchase Price:

In full at Closing.

Dividends:

The Company does not anticipate declaring any dividends in the foreseeable future.

Voting

Major Investors, defined as investors who invest $25,000 or more, (holders of) Common Stock will be entitled to vote. If the Investor is not a Major Investor, the investor forfeits their right to vote. Investors who invest less than $25,000 will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Conflicts of Interest:

Conflicts of interest may exist in the structure and operation of the Company and the transactions contemplated by this Summary.
Fees and Expenses:

Each prospective investor will bear all his, her or its fees and expenses, including professional fees (including, without limitation, legal and accounting fees), related to an investment in the Common Stock.

14. Do the securities offered have voting rights?

☑ Yes
☐ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: Only Major Investors have the right to vote. All other investors forfeit their right to vote.
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the securities may only be modified with the written consent of the holders of a majority-in-interest of those securities. In the case that Exodo Spirits seeks to modify those terms, we may rely on the negative consent of holders of the securities, unless the change in terms negatively impacts such holders, in which case we will solicit positive consent.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights

Preferred Stock

(list each class in order of preference):

Preferred	20000000	0	No
Common Stock	25000000	5000000	Yes
Other			

Class of Security	**Securities Reserved for Issuance upon Exercise or Conversion**
Warrants:	
Options:	3,000,000

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds minority voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will
typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed
below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

Preferred shares have not been issued. These are undifferentiated shares and the particular rights of these shares have not been defined yet. Only a majority vote by shareholders can determine the defined rights of these shares.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the principal shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the principal shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The principal shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The principal shareholders have the right to redeem their securities at any time. **Principal shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

There is a remaining balance of a $510,750 loan due to Juan Carlos Hector within five years. There is no interest rate and no payment plan. Exodo Spirits International will pay back the loan as liquidity and the balance sheet permits.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

The only stock holder is the founder, Juan Carlos Hector. "Due to Shareholder" represents the founder's personal funds invested into the company. There is a remaining balance of a $510,750 loan due to Juan Carlos Hector within five years. There is no interest rate and no payment plan. Exodo Spirits International will pay back the loan as liquidity and the balance sheet permits.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview Exodo Spirits International Corp., formally, Monarca Spirits, is dedicated to the import and export of the finest distilled Ultra- Premium Tequila.

The company was founded in 2012 as Monarca Spirits by Juan-Carlos Hector (President & CEO) who was born in Havana, Cuba in 1969. Monarca Spirits were reincorporated as Exodo Spirits International Corp in 2016. Mr. Hector departed Cuba in 1980 and moved to Costa Rica with his mother and brother. In 1987, Mr. Hector moved to the United States where he helped his father grow the family business. Mr. Hector earned a degree in Computer Science from Florida Technical College, Information Technology from the University of Phoenix, and a Certificate of Masters of Science from George Washington University in Washington, DC.

Mr. Hector's passion and love for the international market allows him to dedicate his passion to his family's business traditions and model his personal relationships with his clients. Under his leadership, Exodo Spirits International has stimulated attention to the importing, exporting, marketing, and distribution of Ultra-premium of Spirits.
These products are directly imported by the company's importing division exclusively and have been approved by overseas suppliers for the United States and Global Markets. The Exodo Spirits Company is licensed to import, export and distribute the Ultra-premium Spirits in the United States and worldwide by the United States Government now with a new Global Partner Amazon Global Inc, Ambros Inc, Bacchus Importers LTD, Republic National Distribution Company.

The Company has a strong professional relationship with a network of medium-to-large size reliable wholesalers, State controlled agencies and retailers. Products are distributed in various States ranging from upscale fine wine retailers, liquor stores and State controlled retail outlets. Exodo Spirits International is determined to promote broader brand recognition and a special effort is being made to increase placement on premises such as bars, restaurants, and clubs in the Metropolitan area. As a global company, we strive for long-term relationships with its vendors and to maintain a high quality of Ultra-premium Spirits. The Exodo Spirits Company uses a range of marketing strategies to build brand equity and increase sales including market research, consumer and trade advertising, price promotions, point-of-sale materials, event sponsorship, in-store and on-premise promotions, and public relations, as well as a variety of other traditional and non-traditional marketing techniques to support the sale of our brands. While dedicating a constant effort to creating brand awareness and loyalty among the end consumers, the Company places a special focus on marketing our brands to distributors.

Exodo Spirits International structure a player in eight (8) State within the United States, Guam and near Islands. Exodos' profile as a new premium spirits supplier provides us with exposure to the greatest consumer growth opportunities in the beverage sector. We operate as two geographically based markets Mexico and the United States and we have a presence in over (8) States and soon to be in more than 70 countries with Amazon Global. We work with more than 5 talented company and 45 people across our global business.

Exodo Tequila represented 100% of our total revenue during the year ended 2014, 2015 and 2016.

Exodo Spirits International Corp. Headquarters' Exodo business is headquartered in Washington, DC, and comprises U.S Spirits.

Manufacturing Supply and Operations
We have out-sourced bottling, distilling, blending and maturation sites including operations in Jalisco Mexico. Over the last three years, we have made significant changes to our supply footprint in the United States as we focus on continuously improving efficiency across our supply chain. Since 2015 we have invested more than $80,000 in our network in Mexico, the United States and people to deliver world-class manufacturing and packaging operations.

Sustainability and Responsibility
Through our focus on responsible drinking, we have built a reputation as a leading voice for small suppliers in the industry. 2015 saw the first approach to the successful culmination of our first-year campaign for alcohol companies to be allowed to raise awareness' to minor consumption. Operational environment sustainability is another key issue for Exodo. We have introduced rigorous water management procedures in Mexico. For example, at the distillery in Jalisco, all water is either reused or returned to the local water source without impact, resulting in zero wastewater leaving the site. Our focus on improving energy efficiency and reducing carbon-emissions has been Exodos' Founder a key priority to preserve global environment.

Exodo U.S
North America, the largest market for premium drinks in the world, accounts today 2017 98% of our net sales, and 100% operating profit. North America is a vibrant market and we are focused on setting the business up for long-term growth. In the year 2017, we created internally the Segmentation Approach to increase our assets in the United States market, and our new management and board of advisor team have made a number of changes to refocus marketing activity, up-weight on premise activity, and enhance distributor relationships.

Route to consumer

In the United States is through the three-tier system and we distribute our products through 10 spirits distributors and brokers. We have a unique route to the consumer for our spirits business in the United States, with approximately 13 dedicated distributor sales people focused on Exodo Spirit's brands. We consolidate our North East U.S Spirits business into a single distributor or broker in 3 states and the District of Columbia, representing more than 80% of our US Spirits volume. The US Spirits business operates through three divisions in open states where we sell to distributors who then sell to retailers and through two division in control states where we sell to the state, which in turn sells to state or agency stores and on premise retailers. Exodo Spirits International sells and markets brands including Exodo Tequila and soon to be imported for distribution ARCA Tequila.

Asian Division

Our strategy in the Asia Pacific market, which encompasses both developed and emerging markets, is to operate across categories in international spirits. We are focusing on the highest growth categories and consumer opportunities, driving continued development of super and ultra premium tequila, and leveraging the emerging middle-class opportunity through a combination of organic growth.

Asia Pacific comprises South East Asia (Vietnam, Thailand, Philippines, Indonesia, Malaysia, Singapore, Cambodia, Laos, Myanmar, Nepal and Sri Lanka), Greater China (China, Taiwan, Hong Kong and Macau), India, Global Travel Asia and Middle East, Australia (including New Zealand), and North Asia (Korea and Japan). The penetration of Exodo tequila to these markets start with Amazon Global and Ambros Inc., as distributors in these regions.

Route to Consumer
In South East Asia, spirits are sold through a combination of distribution partner Ambros Inc. Joint venture arrangements 50/50 in the cost of logistics, marketing, and brand awareness, a third party distributors assuming administrative and distribution costs on their part.

Monarca Spirits Asia, Ltd., wholly owned by Juan Carlos Hector is a Guam Stock Company. Asia is a region of many and varied markets, and our 21-market business model enables us to address key issues and opportunities by the market. Within the context of the Exodo Global. Our commitment is to promote responsible drinking programs focus on the issues highest on the agenda in each country.

Exodo Global / Amazon Division
Scheduled to start operations in September-November 2017 with Amazon Global partnership in more than 70 countries. Exodo Spirits will bear the cost of logistics from the U.S to each country and marketing. Amazon will bear the cost of fulfillment and administration (FBA).

Innovation
Is critical to our continued growth. We are committed to finding breakthrough innovations to serve customers and consumers. We identify emerging trends, and boldly innovate at scale. Innovation is a permanent engine of growth for our business and we are restless in our search for new products.

We invest in world-class marketing to build our brands, focusing on connecting with existing and new consumers. For since day one Exodo has been at the forefront of marketing innovation and the same remains true today. We take seriously our obligations to market responsibly and help consumers make informed decisions.

Everyone at Exodo sells or understands how they can help sell. This is just one expression of the sales-led organization we are promoting to build. In each of our markets, we are passionate about ensuring our products are available where consumers want them. We work to deliver amazing consumer experiences and to extend our sales reach.

Our revenue was a rapidly growing area of our business, with growth in the year ended 2016 of 64% as compared to the same period in the prior year. This recent growth was largely driven by marketing and social media.

Describe milestones in the Company's History
We originally founded our business in 2011 to the global and U.S increase in premium Tequila and Spirits in General, consumers are more educated these days about the beverage industry. As we have grown and evolved since that time, we had the following key milestones in the development of our business:

- We pursue the following strategy to deliver our Performance Ambition and milestones:
  We aim to grow our participation in international premium spirits, driven by growth in both populations and incomes, and the increasing penetration of spirits in emerging markets. To support this, we participate in both beer and mainstream spirits selectively to deliver organizational scale and distribution reach and to shape responsible drinking trends in markets where international premium spirits is an emerging category.

- Our intent is to build breadth and depth across drinking occasions by shaping consumer demand for our international premium spirits brands. In developed markets, our strategy is to drive premiumisation through spirits price tiers up to our reserve portfolio. In emerging markets, our strategy is to develop from an import-based premium spirits model to become a local player where appropriate, participating in categories that give us the scale and access to the fast growing middle-class consumer. Everywhere we operate, we do so in a responsible and sustainable way.

As we have expanded our capacity, availability and capabilities, particularly Exodo Spirits have developed the first line of premium flavored tequila made from Blue Agave. Within the geography of U.S markets: The U.S consumer marketing programs are developed at a market level to drive consistency, efficiency, and scale across all levels. Our growth has been consistent in the last two years we are driving our premium core, standard and value brands and reserve portfolio, whilst in the highly concentrated area for Tequila consumers, we use our local businesses' strong route to the consumer to drive accelerated growth in premium spirits. Exodo reputation as a trusted and respected company and for groundbreaking innovation is key to our ability to attract and retain the people we need to deliver our Performance Ambition.

- Our total revenue when up by 63% to $178,000 during the year ended 2015 up from our first year total sales of $109,000 during the previous year.

- Our net income was $ 22,648.11 during the year ended 2016, had an increase of $ 48,001.71 from $ -25,353.00 during the prior year 2015.

- The increase of sales had to do with the increase of distribution to new markets.

Within the vast geographic areas, there are three markets: New York, Florida, and California. Consumer marketing programs are developed at a market level to drive consistency, efficiency, and scale across all three States. In New York, we are driving our premium core, standard and value brands and reserve portfolio, whilst in Florida, we use our local businesses' strong route to the consumer to drive accelerated growth in premium spirits. In Washington DC our reputation as a trusted and respected company and for groundbreaking innovation is key to our ability to attract and retain the people we need to deliver our Performance Ambition in all future markets.

We expect to continue to grow our business. Although there is no guarantee that our historical results or cash flows (as described below and in our financial statements) will continue to develop in the same way as they have in the past few years, we expect generally to grow in the coming years. Nonetheless, it may be years before Investors see a return on their investment if they do at all.

We do expect to see a continuous growth in our business in the current fiscal year, because we are the only tequila company in offering a brand with premium fruit flavors within the category However, we believe that in the long-term, we have significant potential for growth, due to segmentation of the company and potential growth into other categories. Nonetheless, it may be years before Investors see a return on their investment if they do at all.

The following trends or uncertainties could affect our financial condition, including the liquidity, cash flow and capital resources described below:

- Competition

- Lack of ability to produce

- Loss of ability to distribute

- loss of ability to pay suppliers

- loss of contracts due to poor performance

Historical Results of Operations

Our total revenue was $ 197,755.62 in 2015 and increased to $ 213,576.07 in 2016. And the increase is about $15,820.45 in the year 2016.We expect these trends of premium demand for spirits to continue in the current fiscal year and in the coming few fiscal years, due to the new generation are savvier and demand a better quality of spirits without facing the cost for a product. We expect our revenue to grow at increasing rates in the current fiscal year and in the coming few fiscal years, due to segmentation with the company providing the product at two different segments of the market. See the attached financial statements for more details about our cash and expenses for 2015 and 2016.

There are three major elements in the cash flow statement:

a)Cash flow from operating activities,

b)Cash flow from investing activity

c)Cash flow from financing activities all paid by Juan Carlos Hector (sole share holder).

Cash flow from sales operating activities encompasses cash generated from the company's day-to-day operations. The simplest example would be cash inflows resulting from the sale of a product for cash, which would represent an increase in cash flow from operating activities. Offsetting this would be money spent to manufacture products, pay suppliers and pay the sales commission, which would mark a decrease in cash from operating activities. Analysts of cash flow from operations because it represents the exact amount of cash the Company has been able to generate using its core business operations. Increasing profits while cash flow from operations is increasing as well. Cash flow from investing activities pertains to the purchasing of goods. Investments include materials and other operating items, plant and equipment and other long-term assets, as well as both long- and short-term investments in equity /cash contribution by Juan Carlos Hector. Generally, when management feels there is strong demand for products and growth is expected to be robust, cash outflows from more investing activities by Juan Carlos Hector will increase as the firm gears up production. Analysts keep a watchful eye on cash flow from a single shareholder for a variety of reasons. An increase in debt financing can generate additional value for the single shareholder if profits are successfully generated from the borrowed capital. Net cash flow is the total sum of cash flow from operations, cash flow from investing, and cash flow from financing. This figure is the basis of numerous cash flow valuation models; ..analysts often use cash flow as a basis to develop target prices for the company's stock. Positive cash from operating activities is good, though negative cash from investing activities and financing activities can also be good if they are not excessive and represent money spent in the best interests of the shareholders.

Liquidity

Our cash and cash equivalents at June 01/ 2017 were held for working capital purposes. We do not enter into investments for trading or speculative purposes. Our policy is to invest any cash in excess of our immediate requirements in investments designed to preserve capital and provide liquidity for Exodo Spirits International. Accordingly, our cash and cash equivalents are invested primarily in demand deposit accounts, certificates of deposit and money market funds that are currently providing only a minimal return. At this point, our cash is invested ONLY in the company needs.

We anticipate using our available cash distribution and sales programs within 2017 through 2020. We base this estimate on data from competitors and market research and review analysis of growth.

We expect that the proceeds of this offering will improve our liquidity and provide additional working capital for Exodo Spirits International capital to pursue Marketing, International Shipping to Amazon Warehouses and different locations within the U.S.

Although the proceeds of this offering are not necessary to the viability of our business, it will be integral to developing Exodo Tequila.

Average monthly expenses in 2017: $16,626

Cash on Hand (June 20th, 2017): $31,873

Average Monthly Revenue (2017): $18,865. We are profitable unless we incur large inventory, marketing, or unforeseen distribution expenses.

Future expenses will largely remain consistent with average past expenses. Although we do expect large outlays of capital (approximately $75,000) to fulfill our initial bottling order for Costco.

The proceeds of this offering will enable the business to continue to pursue its main activities. Supply operations the International Supply of Exodo to the United States and other countries in the world. Comprises the supply operations in the United Kingdom, Ireland and Italy high consumers of Tequila population.

Through substantial investment in Exodo, the production could increase to 40,000 bottles per month and inventory 2018, distilling capacity can increase by over 25%. Both of which could generate greater sales and more cash flow.

Our cash held off the end of 2016 was less than the cash held at the same date in the prior year. This decrease resulted primarily from the increase in inventory. In 2015, the inventory was $ 200,000, and in 2016, the inventory was $ 234,000. So, this means that the inventory was increased about $34,000. Therefore, when the inventory is increased, the cash is decreased. Also, see attached the cash flow statement by Excel for more information.

Net cash provided by operating activities was $41,897.02 for 2016, which was driven by depreciation expenses ($38,248.00),
inventory (-$34,000), and account payable ($15,000)

Capital Resources

The founder has financed all operations through Juan Carlos Hector personal finance since the beginning of the company, no public investment has been made to the corporation yet.

Future capital needs will likely be provided by Juan Carlos Hector. If he cannot fund the business we will seek alternative capital in the form of equity or debt as appropriate.

Significant Accounting Policies Basis of Accounting The Company prepares its financial statements on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States. Accordingly, revenue is recognized when it is earned and expenses are recognized when the obligation is incurred.

Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Revenue Recognition

The Company's revenue results from contracts with local businesses; County and State ran ABC

stores. Revenue on contracts is recognized when the product is delivered based upon contract terms.

Anticipated losses are recognized as soon as they become known. Cash and Cash Equivalents. The Company considers all highly liquid investments purchased with original maturities of 90days or less to be cash equivalent.

Accounts Receivable

The Company uses an allowance for doubtful accounts to report its account receivable at their net realizable value when required.

Inventory

Inventory is housed both in the factory in Mexico and a Federally bonded warehouse in Baltimore, Maryland, Laredo Texas and Orange County California. Cost is determined using the "average cost" method of accounting.

Fixed Assets Fixed Assets are stated at cost less accumulated depreciation. Depreciation of fixed assets is computed as follows:

• Factory Buildout - Depreciated over 27. 5 years using the straight-line method

• Agave Reserves - Depreciated over 25 years using the straight-line method

• Bottle Molds - Depreciated over 17 years using the straight-line method

Maintenance and repairs of fixed assets are charged to operations, and major improvement is capitalized. Upon retirement, the sale of other deposition, the cost, and accumulated depreciation are eliminated from the accounts, and a gain or loss is recognized in operations.

Income Taxes The Company elected to be classified as a "C" Corporation for income tax reporting purpose. Generally, the "C" Corporation makes estimated tax payments if there are profits and shareholders report divides on their personal income tax returns. The company has not declared any dividends in 2015 nor 2016.

Fair Value of Financial Instruments The carrying value of cash and short-term investments, accounts receivable, accounts payable and accrued liabilities are shown at a fair value consistent with the amount shown in the financial instruments and equivalent to its carrying value. All other financial data is shown at quoted prices for similar assets and liabilities in active markets.

Asset-based senior credit facility. We have not acquired any revolving loan facility with any bank which we refer to herein as our senior credit facility, under which we are permitted to borrow up to any dollar amount. We don't use any line of credit to support any operating activities.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.exodotequila.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES


EXODO
ULTRA PREMIUM

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INVEST IN EXODO SPIRITS

The first flavored premium tequila

$0
raised of $150K goal

$300 min **INVEST**
by Wefunder Portal LLC

Priced Round
$5M pre-money valuation | **$1.00**/share
If you invest, you're betting that Exodo Spirits will be worth more than $5M in the future.

INVESTOR PERKS

$2,500+	A one-time 25% store discount on Exodo Tequila products or merchandise, plus 2 invites to VIP investor tasting.
$5,000+	All of the above plus: Customized Founders' hat 2 more invites to VIP investor tasting.
$10,000+	All of the above plus: 2 more invites to VIP investor tasting, plus (1) Engraved Founders' Exodo Anejo Tequila bottles.
$50,000+	All of the above plus: Seasonal Special Edition Extra Exodo Anejo Tequila; Investors named in your honor. Private party and tasting with the Company Founder & CEO. Private Distillery tour in Jalisco Mexico.
$100,000+	All of the above plus: Private party and tasting at your house. 1000 Exodo Silver Tequila bottles named in your honor for the first (5) years. Develop special edition recipe for these 5000 bottles a seasonal release that gets distributed every September.

"Mainstream tequilas are popular and expensive because of their brand, not their quality. While brands like Don Julio actually use only 51% tequila, Exodo Tequila is 100% tequila made from all-natural blue agave, rather than artificial sweeteners. Exodo is handmade in small batches, and comes in six different exotic fruity flavors. Its higher quality means you get both a better taste and less hangovers. It's also the reason we won "Best of Show" in the 2013 and 2014 World Beverage Competitions.



Juan Carlos Hector
CEO, EXODO SPIRITS

OUR AMBITION

To disrupt the tequila industry by making 100% tequila products, not 51%, the quality standard. To give every restaurant across the world the ability to craft fruity and exotic cocktails without using artificial flavors. Exodo tequila is already distributing on the ground in 9 states and selling online in all 50. We're already beating industry incumbents like Patron and Don Julio in taste and price, but we still need your help to expand our marketing program and rival their brand recognition.

KEY FACTS

- $213,576 in annual sales
- "Best of Show" in 2013 and 2014 World Beverage Competition
- Selling online in all 50 states
- Amazon global partnership in more than 70 countries
-

Distribution in 11 states and Guam

- Proud sponsor of the 2017 Women's Choice Award Show
- $31,873.00 cash in bank on 06/30/2031. $18,865.00 gain over 06/2017. 12 months runway.

DOCUMENTS

- Exodo Commercial 1
- Exodo Commercial 2
- Exodo Marketing Overview
- Exodo Mexico Team
- Exodo Pitch Deck
- Exodo Costco Sales Proposal.pdf

exodotequila.com

ALCOHOL RESTAURANT BARS & CLUBS DISTILLERY NIGHTLIFE HOSPITALITY BREWERY FUND COCKTAILS WINE CROWDFUNDING

WHY I LIKE EXODO SPIRITS

The Exodo Peach margarita is a huge hit at Clyde's of Gallery Place. Since we started carrying it on Jan 21st, it is now the number one selling drink at Clyde's of Gallery Place. If fact, it outsells the combined sales of all the Fall/Winter cocktail drinks. If you want to increase sales of the Spring/Summer menu, I suggest listening to the wants and needs of our customers. They have spoken loudly.

Also, I have held back from rolling out the Watermelon drink since it clearly is still winter but I would bet my bonus that it would be a top 5 selling item at GP. [The founder of Exodo] has an interesting story to tell and he is a locally owned minority business which continues outreach in our... READ MORE



Arvind Nair

ARVIND NAIR, GENERAL MANAGER OF CLYDE'S RESTAURANT GROUP, A RESTAURANT BUSINESS MAGAZINE TOP 100 INDEPENDENT RESTAURANT

Introducing Exodo Tequila, the First Flavored Premium Tequila

Exodo is 100% blue agave tequila from the highlands of Jalisco, Mexico


THE WORLD'S FIRST FLAVORED ULTRA PREMIUM TEQUILA
EXODO®
EXODO ULTRA PREMIUM TEQUILA
ORANGE
WATERMELON
COCONUT

Less Hangovers

Current tequilas in the market are actually made from only 51% tequila, and 49% cheap grain alcohol. Exodo Tequila is gluten free and made from 100% high-quality blue agave from the highlands of Jalisco, Mexico. And unlike our competitors, which are distilled only twice, Exodo is distilled 3-4 times. This purifies the alcohol of the minerals that make you nauseous both immediately and the day after.

Fruity and Exotic Flavors

Exodo is the only company that 1) flavors its tequilas without artificial oils and 2) offers fruity flavors. Our product allows restaurants and bars to finally create tropical cocktails without using artificial sweeteners. We distill our flavored tequilas four times to blend the aromas to perfection.

Lower Price, Higher Quality

While most tequilas in the market are made by the thousands, Exodo is handmade in small batches to ensure quality. Each bottle is individually crafted by a glass artisan from recycled glass. Competitors that compete solely on brand recognition like Patron and Don Julio cost $20 to $30 more than Exodo, but are actually of lower quality.

We've been named "Best of Show" in the World Beverage Competition... Twice.

Exodo is growing extremely fast: Can you keep up?

$213,576

Sales in 2016

70
Countries Being Distributed to Online

60
Restaurants currently selling Exodo Tequila

We Just Signed Amazon and Costco

Our list of distributors and retailers spans 11 states and 70 countries

Exodo is Different: Handmade in Small Batches in Jalisco, Mexico.

Exodo Tequila is distributed internationally, and employs over 45 employees in the United States and Mexico



Timing is Perfect: The Market Opportunity

The Market is Booming, but Traditional Tequilas Aren't Innovating

- Traditional tequilas are overpriced for their quality

- Biggest brands in the industry, Patron and Don Julio, cost $60-$70 per bottle

- Made with artificial flavors and oils

- Distilled only twice

- Use only 51% tequila, and 49% grain alcohol, which makes you feel sick

- Lack of new and exotic flavors that other types of alcohol already have



15,000
14,000
13,000
12,000
11,000
10,000
9,000
8,000
7,000
9-Liter Cases (000)
$2,600
$2,300
$2,000
$1,700
$1,400
$1,100
$800
$500
$ (millions)
2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015
Volume
Revenue

Source: The Distilled Spirits Council of the U.S.

15,000,000
Cases of tequila sold in 2015

$2.3 billion
Revenue of the tequila industry in 2015

How We Plan to Spend the Money

We're Raising a War Chest to Take on Don Julio and Patron



Marketing Campaign

We're building our brand around creative expression. Exodo has already sponsored multiple cultural events associated with art, music, and fashion, such as the Women's Choice Award Show. Our next step is to build the Exodo Social Network Bar, where we can host happy hours and special events. Here, we are planning to invite bartenders to teach our drinkers how to mix their own world-class tequila cocktails.



Infrastructure

To compete with existing brand powerhouses like Don Julio and Patron, we need to expand our production capabilities. Funds will be used to maintain our dedication to small batch production while establishing distribution channels in our next targets such as California and Colorado. We are also currently planning our expansion into Latin America including Puerto Rico, Panama, Colombia, and Peru.

Let's Disrupt the Tequila Industry Together

Usually, friends and people asked me "JC, when are we going to find your tequila everywhere, like other big brands?" My answer is- other brands started just the way I did, so one day you will walk into your local Wal-Mart or Costco and you may see Exodo on the shelves. I expand my answer by saying- "Big Companies today, started years ago like me- companies such as Apple Inc, Bacardi and Facebook had very small beginnings like Exodo".

I see in this industry many companies prefer to produce mass quantities of bottles of regular tequila; which we will never be able to match, and I am comfortable with that. I prefer to produce quality over quantity, and that is what separates my unique tequila from the rest.

Today, I feel very proud of the people that work with Exodo, they believed in my dream, and they work very hard to turn my dream into a reality. I feel very successful already, I can walk into many bars, clubs and sports arena and order a shot or a cocktail of Exodo, that's what I call seeing your dream and concept become a reality.

Sincerely,

Juan Carlos Hector

Juan Carlos Hector

FOUNDER



Juan Carlos Hector

CEO

5 years of experience building Exodo Tequila's product and brand. Previously worked for the CIA as a computer engineer and project manager. Masters in System Engineering from George Washington Univ.

AND THE REST OF THE TEAM



James Bailey

Regional Director of Sales



Dan Lasner

Vice President of National Sales.

DETAILS

– COLLAPSE ALL

What is Exodo?

Exodo is a tequila created from the original formula used by rock musician Sammy Hagar at his Mexican night club Cabo Wabo. Mr. Hagar eventually sold the company, and I was able to purchase the formula and put his team back together in Mexico. We created a new company with a new name and brand. Exodo is an ultra-premium tequila, and we are expanding the formula to create a premium flavored tequila, something that doesn't exist in today's market. So far, we have been very successful with it.

How did your company get started?

The idea of Exodo came alive in the middle of 2011. I went to Mexico and tried the other tequilas that they sell there. At that time, I was looking for a business opportunity, and I decided to bring some tequila back home. I invited some friends over, and they started asking me where I found this tequila. The tequila they loved so much was not Exodo as it is today, but it was another tequila. I went back to where I found this tequila, and the owner told me that he couldn't make any tequila for me because he didn't have a proprietary formula or the permits to export it out of Mexico. That's when I came back and started researching how to create my own tequila company.

I found out about Sammy Hagar and his Cabo Wabo club and started working to refine a tequila formula. Once I found the the formula that is the Exodo of today, I decided to incorporate the company and started working on the brand and design. I began finding people in Mexico and putting a team together to start the company. It took me about two and a half years to put everything together. Then in early 2014 we began distributing the product to 120 liquor stores in Virginia.

How has the company grown since domestic launch in 2014?

In 2014, we signed a distribution agreement with the largest distribution company in the United States and the world, Southern Wines and Spirits. They sell about $1.9 billion worth of alcohol within the Unites States. But I learned that the company was actually too big for my brand. They did not make Exodo a priority, and I found out I needed to promote my brand myself in order for the brand to be more successful. As I was diving into the business, I looked for the second largest distribution company in the United States, which is Republican National Distribution Company. They now represent Exodo in all of the control states, states where distribution runs through the government.

We stayed with Southern Wines and Spirits in only one market, which is the state of Nevada. I learned that there are other big players in the market, and I continued looking into distribution companies that were better suited to the tastes of my company and that didn't have as many suppliers to juggle. I went to another distributor, which is a huge company called Bacchus Importers. We are now the only supplier of tequila working with them. Working with these companies means I have more control over what gets done with the brand and when. I like that, because these companies focus their attention on the growth of the brand. That's why last year and this year have been good for me. I was able to do more brand development and start seeing returns on the effort that I've put in.

Bacchus, is the only supplier for ultra-premium tequila, and is also becoming the only supplier for our house tequila, called Arca. This is the tequila that will be meeting the house demands of restaurants. It is owned by Exodo Spirits, and comes from the same place that Exodo is made, but they are two totally different brands with two totally different formulas. They do not taste the same and are not packaged the same. In doing that, it will allow us to have a better segmentation on the market for people who don't want to go into liquor stores, or when they don't want to pay for a premium margarita in a restaurant.

Exodo is your premium product. Have you started selling your secondary tequila, the well tequila, yet?

The secondary house tequila has been trademarked here in Mexico. We are waiting on the Mexican government to give us the approval needed to export the brand. We already started the production on the liquor, and the trademark is in place. Once we get approval, we will be ready to start importing. We already have a firm commitment from the distributor to purchase this brand. I am very excited about it because we are the only tequila suppliers for this distributor. If anyone wants tequila in the market where they operate, we are the only one who can fill that demand, whether it is a premium or a lower-tier product.

How do you break into new markets?

Tequila is already everywhere. Within the United States there are only three or four big companies that most retailers, liquor stores, and restaurants rely on. One is Southern Wines and Spirits, which we conduct business with. Another one is Republican National Distribution, which we also conduct businesses with. The third one is Bacchus, which owns a percentage of the market as a distribution company as a whole, and which we also do business with. If a particular restaurant says they want to have their own house tequila, they have to use our second-tier tequila, Arca, because they don't have any other suppliers that can provide them something different.

We are the only tequila suppliers for Bacchus. Yes, there are many other companies out there who own tequilas, but if you're dealing directly with Bacchus as a distributor, you only can buy Exodo Spirits when it comes to tequila. It's either Exodo as an ultra-premium tequila or Arca for the house tequila.

What's unique about Exodo tequila?

We are the only company today that has been able to successfully create a tequila that is made without artificial flavors and is 40% alcohol, or 80 proof. Any other tequila that you find in the market, whether it's a big brand like Patron or any company, is not 100% blue agave-flavored tequila. They are mixed with some type of artificial oil.

We also have all of these tropical flavors, and we dominate that market. Therefore, we're hurting the biggest companies, like Don Julio and Patron Tequila, because they cannot compete in that segment of the market. In fact, they don't even want to dive into that segment. Where they are paying to get product placement, we don't have to. If you have a customer that wants a peach-flavored margarita, instead of using all of these artificial flavors, you can use Exodo. It's the only thing that you need.

We are competing against the biggest companies because we don't have the ability or the budget to provide that kind of a marketing. Once we actually find the proper budget and funding for this type of marketing, we should be able to control the market and we will have no competitors.

What's been the response so far from restaurants, bars, and liquor stores?

Consumers in today's day and age are highly educated because of the Internet. Big companies like Don Julio make what is called a mixed tequila, which is usually 51% tequila and 49% grain alcohol. When you consume that type of alcohol at a higher rate, it makes you sick the same day or the next day. Exodo Tequila, is composed of 100% blue agave. You can drink the same amount of Exodo as you would another brand, without the unpleasant effects.

We are 100% blue agave, and we are gluten free. Most tequilas are distilled twice. Regular Exodo tequilas are distilled three times. Our flavored tequilas are distilled four times because after we distill the fruits, we mix them together and have to run a second distillation to make sure that it's properly blended and balanced. Therefore, it naturally purifies the alcohol and doesn't make you feel so sick. The process removes all of the minerals and other things that might make you sick if you drink a margarita made with Jose Cuervo.

Who are your competitors?

With the core tequila market -- the silver, the repasado, and the anejo -- our competitors are brands like Patron and Don Julio. They've been in the market since the 1980s. Remember that a bottle of Exodo can cost $39.99 at the liquor store. You can find Patron and Don Julio, which are not distilled three times but cost $20 or $30 more. We are offering a superior quality product for a lower price than the competition. This is what makes a difference in the market. We are selling a premium product at a mid-level pricing, when compared to established brand names like Don Julio and Patron. They have a well-known brand but the tequila is not as good.

When comparing Exodo, Don Julio and Patron, Exodo silver is the smoothest of the three. Actually, there was a restaurant that compared the amount of Don Julio, Exodo, and Patron sold within the establishment. We outperformed Patron by $23,000 a month, and we outperform Don Julio by almost $29,000 a month. I know restaurant general managers who are betting that Exodo will do well against the established brands.

There is no doubt in my mind that we have a superior product for a lower price. We just don't have the funding to make sure that we can tell the general consumer about our product. Anytime we go to a competition, we hear again and again from people who can't believe the smoothness of our tequila.

How has the alcohol community responded to Exodo?

Exodo silver, one of the core tequilas, has won best in show and best tasting tequila two years in a row from the Awards Spirits Competition. I feel very proud of the awards we have won, not only in the United States, but also in Mexico. Many companies claim to be a "small batch" product when they really aren't. For instance, Patron, claims to be a small-batch product even though they are selling 2 million cases of tequila a year. If you are a small batch, I'm assuming that you have 150,000 people producing tequila for you.

Exodo is truly small batch. We're made by hand by people in Mexico. We produce tequila by focusing first on quality, not leading prices or anything like that. We have what we advertise.

How are you encouraging people to spread the word about Exodo?

In the beginning, we started by making some videos, but now we have to grow and we have to have a professional marketing campaign. We have not yet been able to tell the message and story of Exodo to a wide audience or launch a campaign that can touch on these issues and these subjects. We have not been able to do that because we lack the funding. One of my first priorities after raising funding is making sure that we hire a marketing company that has a great reputation in the market and be able to reach mainstream consumers and and tell them exactly the kind of product we produce. So far, we've gotten the story out through word of mouth and online through our website, social media and our YouTube videos. I think consumers will really respond to a professionally crafted message that builds on the reputation we've already fostered.

What are your plans for the capital you are raising?

The first thing that I want to do is create a professional media campaign that takes the consumer into the world of Exodo, starting in Mexico and going all the way to the United States. We want to show how we produce our product and how we have developed Exodo from an idea into a concept. We also want to show the consumer the quality of the product that they are consuming for the prices that they are paying for it.

What is your production process?

Exodo is all made in Mexico in small batches. Our agave only comes from the highlands of Jalisco. They are two different types of agave and their price is determined by their elevation on the mountain, because the higher you go on the mountain, the sweeter and purer the agave tastes. We have a contract with farmers in Mexico that's allowed us to secure Agave for the next 21 years.

We have the capability of producing 20,000 bottles of Exodo a month in our factory. We are not producing that amount yet because we don't have the demand for 20,000 bottles. But, once we start selling through Amazon, we should reach this kind of demand.

Once the agave has been dug out of the ground, it goes into a truck and is transported to the distillery. We cut the agave in half and roast the agave for 36 hours in two brick ovens. Then we shred them. We put them into the boilers, and they boil for another 24 hours.

Then we start the distillation process. Once it's distilled one time, we run it again to make sure that we have the best concentration alcohol. When you distill an alcohol, there is the good alcohol and there is the bad alcohol. The good alcohol is the one in the middle. On a scale from one to ten, eight and above is bad alcohol. It is the kind of alcohol that makes you sick. From three to one is the alcohol that you cannot drink because it will poison you. The middle, the fours through sevens, is the best alcohol that you can have. We're trying to make sure that we take from the sevens all the way to the fours. Then we distill that alcohol again. The remaining alcohol is used to clean the machines that we use to bottle the tequila, because we want to make sure that everything we produce is actually used and not wasted.

What is your arrangement with Amazon?

People in the United States have never seen alcohol for sale on Amazon, but Amazon can sell alcohol in the rest of the world. We went to them and told them we had some tequila brands we want to sell. When you do that, Amazon evaluates your company to make sure you are legitimate and that your product is worthy of being on Amazon.

In our case, since we are going to be dealing with Amazon overseas, we sip to their warehouses. For example, if we're sending a bottle to Spain, we'd ship by sea from Laredo, Texas to the Amazon warehouse. Amazon has what they call FBA, Fulfillment By Amazon, so Amazon fulfills the orders, charges the consumer, and then at the end of the month they send us a check for all of the sales we made. We pay Amazon $39.99 for this service plus 10% of the sales. We are counting on Amazon to be our main international distribution channel. For a new company like Exodo Spirits, it is a huge achievement. But now comes the cost of being able to make that happen. There is the warehousing, the shipping, the paperwork, and the people working with me to make sure that this happen. We have to put a team together.

How much of the United States are you reaching with your distribution?

Right now we are distributing to 11 states.

Looking at the future of your business, what worries you the most?

What keeps me up about my business is the people that have committed themselves to Exodo. Thankfully, I have not had to ask anyone to lend me money to keep the company running. I started the company with my own savings and my own 401k. I'm still running the company with my own funds. At the same time, we have people who have believed in my dream from day one. They have quit their jobs. Jade, for example, was working for one of the distributors. She told me she believed in the product, and she actually quit her job to come work for me. She helped me tremendously in steering the company in the right direction. My CPA had to go to every meeting we have. I don't want to fail anybody that has put their faith in me. I have people that have worked for me and helped me without asking me for a penny. I cannot fail because I'd be failing them.

What in your background led you to Exodo?

When I started Exodo I did not know anything about the beverage industry. I went to school for computers and by trade I am a computer engineer. I worked for the CIA for 14 years. I started working for the CIA right after 9/11. Then one day I decided I wanted to start my own business. Before I was at the CIA, my family was in the construction business. We had the second largest construction company in the state of Florida. When I was a kid, my dad would discuss business in front of us all the time. That's where my passion for business came from. I also helped my dad exporting cars from the United States and Puerto Rico into Costa Rica. That's how I started in the importing and exporting business. My dad also had a car dealership with the cars he bought wholesale in the United States.

I also know the importance of having your own personal passion. You should be able to follow your passion all of the time. There's nothing's wrong with having different passions in life and discovering what it is you're good at. After 9/11, I found that this country needed my help. I had the ability to go and work for the United States government, and it was a tremendous experience. Most of my management skills came from my years with the CIA. It's a hard place to work. I traveled a lot. As with any agency in the government, you have things that you have to manage. You have projects that you have to manage, and you have to go out and implement these projects, and you have to be able to communicate with people. There's research that you have to conduct. There are companies that you have to visit. Those are all things that you learn to do. That's how I learned to trade internationally and find distributors and companies to help me achieve my goals.

Why have you waited until now to seek outside investors?

I have talked to other people who have expressed interest in investing in my company, and I always felt that the timing wasn't good. It was never the right time to take money from someone else and put it into my company, because it hadn't developed to the stage that it is today. We didn't have the amount of business that I felt that I needed. When Exodo came on the market, the first order that I got was only for $20,000. Then in the first year we did over $100,000 in sales. The following year we doubled that. Last year I think we surpassed $253,000. If I have the right funding and continue on with the model that I have and see more opportunities for the company, I doubt that I will fail. Anything can happen today, but I have a product that has proven itself to be great.

One of these days you'll be able to look at a bottle of Exodo in your hand and see what makes it better than all of the competitors out there. The new tequila we are making, Arca, is going to be a great tequila. It is going to be better than whatever else is served in local restaurants. It's going to be a lot better, because it is the quality that we stand behind. I cannot allow a cheap tequila to damage the reputation of my premium tequila.

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RISKS SPECIFIC TO EXODO SPIRITS

1. The risk of investment is always present, due to market demand, for other products and competition resulting in supply and demand.

2. 1- Risk of Leadership Failure – Exodo Spirits businesses model has the potential of failing due to poor leadership. Our leadership must be able to make the right decisions most of the time. Not limited to financial management, to employee management, leadership failures will trickle down to every aspect of our business.

3.

2- Risk of Lack of Planning – Exodo Spirits has the... READ MORE

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Exodo Spirits is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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